Exhibit 10.1

PERINI CORPORATION

Amendment No. 1 to Amended and Restated Employment Agreement

Ronald N. Tutor

DATED: MARCH 20, 2009

WHEREAS, Perini Corporation, a Massachusetts corporation (the “Company”), and Ronald N. Tutor (the “Executive”), entered into an employment agreement on April 2, 2008, which was subsequently amended on December 23, 2008 (collectively, the employment agreement and the amendment thereto are referred to herein as the “Agreement”); and

WHEREAS, pursuant to Section 20 of the Agreement, the Company and Executive now wish to amend the Agreement to reflect a change in the manner certain benefits are to be provided to Executive.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein.

FIRST:          The Agreement is hereby amended by removing the second to last sentence in Section 6(f), which currently reads “In addition, the Employer shall, as promptly as reasonably practicable after the Effective Date and with the Executive’s full cooperation, obtain on behalf of Executive life insurance coverage under term or ordinary life insurance policies (at Executive’s choice) with an aggregate annual premium cost not to exceed $175,000.” and replacing it with the following sentence:

“During the Employment Period, the Employer may, with Executive’s full cooperation, obtain on behalf of Executive life insurance coverage under term or ordinary life insurance policies and/or provide the Executive with personal financial services; provided that the aggregate annual premium cost and/or the fair market value of such services provided shall in no event collectively exceed $175,000 per calendar year, with such amount reduced proportionately for any partial calendar years of service.”

SECOND:       Except as specifically modified herein, the Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this second amendment to the Agreement as of the date first written above.

Perini Corporation By:/s/William B. Sparks Name: William B. Sparks Title: Executive Vice President & Treasurer
Ronald N. Tutor /s/Ronald N. Tutor

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